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                                                                   EXHIBIT 10.20












                             SHAREHOLDERS AGREEMENT

                          BETWEEN CORNING INCORPORATED,

                           MOLECULAR SIMULATIONS, INC.

                           AND CERTAIN SHAREHOLDERS OF

                           MOLECULAR SIMULATIONS, INC.

                                 AUGUST 15 ,1995



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                             SHAREHOLDERS AGREEMENT

         THIS AGREEMENT, made this 15th day of August, 1995, by and between Corning Incorporated, a corporation organized and existing under the laws of the State of New York, U.S.A., having its principal office at One Riverfront Plaza, Corning, New York 14831 ("Corning"), Molecular Simulations Inc., a Delaware corporation having its principal place of business at 16 New England Executive Park, Burlington, Massachusetts 01803 ("MSI"), and certain shareholders of MSI identified on Exhibit A hereto (the "MSI Shareholders").

                                   WITNESSETH:

         WHEREAS, MSI, MSI Acquisition Inc., MSI's wholly owned subsidiary ("MSI Acquisition"), Corning and Corning's wholly owned subsidiary, Biosym Technologies, Inc. ("Biosym"), a California Corporation, have entered into a Merger Agreement dated August 15, 1995 (the "Merger Agreement") pursuant to which Biosym has merged with and into MSI Acquisition and Corning has received certain shares in MSI; and

         WHEREAS, the parties wish to enter into this Agreement concerning the voting of the MSI shares held by Corning and other obligations and benefits of MSI Shareholders and Corning.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound, and for other good and valuable consideration, receipt of which is acknowledged by all parties, the parties hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings; and such meanings shall be equally applicable to singular and plural forms of such defined terms as applicable:

         1.1 AFFILIATE shall have the meaning set forth in Article V, below.

         1.2 BIOSYM shall have the meaning set forth in the introduction to this Agreement.

         1.3      BOARD shall have the meaning set forth in Section 3.1.

         1.4 COMMON STOCK means the voting common stock of MSI with a par value of $.001 per share.


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         1.5      CONVERTIBLE NON-VOTING COMMON STOCK means the non-voting Class
B common stock of MSI having a par value of $.001 per share convertible by its terms into voting Common Stock and issued to Corning pursuant to the terms of the Merger Agreement.

         1.6 CORNING shall have the meaning set forth in the introduction to this Agreement.

         1.7      EXCLUDED ISSUANCE means any shares of Common Stock issued by
MSI: (i) upon the exercise of stock options or warrants existing on the date hereof and listed and identified on Exhibit B hereto; (ii) upon a conversion of any shares of the MSI Preferred Stock or Non-Voting Convertible Common Stock issued and outstanding; (iii) as a stock dividend or upon any subdivision of shares of Common Stock proportionately equal to all holders of Common Stock; and
(iv) to employees, directors or consultants of MSI or its subsidiaries pursuant to a stock option plan within the description set forth in Exhibit B hereof.

         1.8 FULLY DILUTED SHARES OF COMMON STOCK means all issued and outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion or exercise of issued and outstanding Preferred Stock, and Convertible Non-Voting Common Stock or the options and warrants or other securities or rights, convertible or exercisable for Common Stock. Exhibit B sets forth all such options, warrants or securities existing as of the date hereof.

         1.9 MERGER AGREEMENT shall have the meaning set forth in the introduction to this Agreement.

         1.10 MSI shall have the meaning set forth in the introduction to this Agreement.

         1.11 MSI ACQUISITION shall have the meaning set forth in the introduction to this Agreement.

         1.12 MSI SHAREHOLDERS shall have the meaning set forth in the introduction to this Agreement.

         1.13     OPERATING PLAN shall have the meaning set forth in Section
4.1.

         1.14 PREFERRED STOCK means the preferred stock of MSI with a par value of $.01 per share.

         1.15 SHARES means any and all shares of Common Stock, Convertible Non-Voting Common Stock, Preferred Stock or shares of capital stock of MSI by whatever name called, whether voting or non-voting, including without limitation, any such shares


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now owned or hereafter acquired by Corning or the MSI Shareholders however acquired, including by way of example but not limitation, those acquired by stock splits, stock dividends, exercise of warrants options or conversion of convertible securities.

         1.16 SUBSIDIARY(IES) shall mean any corporation, partnership or other entity wherever and however organized in which a party owns directly or indirectly more than fifty percent (50%) of the voting stock, equity or beneficial interest, is a partner of, or otherwise controls the management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

                                   ARTICLE 2.
                                   MSI CAPITAL

         2.1 INITIAL CAPITAL. As of the date of this Agreement, after giving effect to the Merger, as that term is defined in the Merger Agreement, the authorized capital of MSI consists of: (a) 25,000,000 shares of Common Stock;
(b) 1,500,000 shares of Convertible Non-Voting Common Stock; and (c) 2,222,223 shares of Preferred Stock.

         2.2 HOLDINGS. Exhibit C hereto sets forth, as of the date hereof and after giving effect to the Merger as that term is defined in the Merger Agreement, the total outstanding Shares and any options or other rights to acquire Shares in either of such stock, held by each of the MSI Shareholders and Corning.

         2.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. A true and correct copy of the Certificate of Incorporation and By-Laws of MSI as of the date hereof are attached hereto as Exhibit D.

         2.4 CONVERSION OF CONVERTIBLE NON-VOTING COMMON STOCK. Each share of Convertible Non-Voting Common Stock held by Corning shall be convertible into one (1) share of Common Stock. The outstanding shares of Convertible Non-Voting Common Stock held by Corning may be convened by Corning into the .MSI Common Stock at any time after the occurrence of any of the events described in subsections 3.5(a) and (e), and shall be converted after the occurrence of the event described in subsection 3.5(b), but not prior to the occurrence of any such event.

         2.5 ADDITIONAL CAPITAL. Additional capital of MSI issued from time to time upon such terms and conditions as the Board of Directors of MSI determines shall be subject to the rights of the parties in this Agreement.



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                                   ARTICLE 3.
                                   MANAGEMENT

         3.1      BOARD OF DIRECTORS.

                  (a) The business of MSI shall be managed by a Board of Directors consisting of seven (7) members (the "Board"). All actions of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a quorum is present, except for such actions as may be taken by written consent in lieu of such meeting or as to which the higher than majority vote is required pursuant to MSI's Certificate of Incorporation, its By-Laws or applicable law;

                  (b) In any and all elections of directors of MSI, whether by vote or written consent, Corning and the MSI Shareholders shall each cast their votes as shareholders to elect three (3) nominees of Corning to the Board, and four (4) nominees of the MSI Shareholders to the Board and one of the nominees of the MSI Shareholders shall be the Chief Executive Officer for MSI as provided in Section 3.3 below. The MSI Shareholders and Corning shall use their best efforts to cause any vacancies on the Board caused by resignation or removal of a Director nominated respectively by Corning or the MSI Shareholders to be filled by the Board with a nominee of the party which nominated the director who has resigned or been removed;

                  (c) at least 30 days prior to its distribution of notice and proxy materials for any meeting at which directors are elected, MSI will notify Corning and the MSI Shareholders of such meeting. Corning and the MSI Shareholders shall each deliver to MSI within fifteen (15) days of receipt of the notice provided in the first sentence of this subsection (c) the names of their respective nominees for the Board. The MSI Shareholder nominees shall be initially as set forth in Section 3.1 (d) below. Thereafter the MSI Shareholders agree that the MSI nominees will be determined by the shareholders of MSI (including the MSI Shareholders) holding a majority of the total Shares outstanding and held by shareholders of MSI immediately prior to the execution of this Agreement, provided this method of determining MSI Shareholder nominees may be changed from time to time by the MSI Shareholders as described in the second sentence of Section 12.2 below. MSI will include the nominees of Corning and the MSI Shareholders in the notice and proxy material for the election of such directors. If no nominee is given by Corning or the MSI Shareholders, their respective nominees shall be the directors on the Board at that time representing such party;

                  (d) The initial nominees of Corning to the MSI Board are C. Derek Statham, Peter W. Booth and Frank E. Taylor and the initial nominees (including the Chief Executive Officer) of the MSI Shareholders to the Board are Michael J. Savage, and Bruns Grayson, Peter Engel, and Tom Cable.

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         3.2 MEETINGS. The Board of MSI shall have meetings at least four (4)
times every fiscal year for the purpose of reviewing the performance of the management of MSI and for the purpose of taking such other actions as the Board may deem appropriate.

         3.3 CHIEF EXECUTIVE OFFICERS. The Board will appoint from among its members: (a) a Chairman who shall not be an employee of MSI, from among the nominees of Corning; (b) a Vice Chairman who shall not be an employee of MSI, from among the nominees of the MSI Shareholders; (c) a Chief Executive Officer for MSI, who in accordance with MSI's By-Laws, may not vote on his or her removal or replacement. During the period that the restrictions in Section 3.5 continue to be applicable to the Shares held by Corning, the MSI Shareholders will be entitled to nominate the Chief Executive Officer of MSI. During the Term of this Agreement, Corning will support the election of the nominee of the MSI Shareholders for Chief Executive Officer and in the event of any tie vote of the Board on the removal or replacement of the Chief Executive Officer, Corning will support and defer to the decision of the directors nominated by the MSI Shareholders on such removal or replacement unless doing any of the foregoing would violate fiduciary obligations of any of the members of the Board. The initial nominee for MSI Chief Executive Officer by the MSI Shareholders is Michael J. Savage. The Chairman and Vice Chairman of the Board are expected to spend the appropriate time on issues relating to the integration and operation of the combined business of Biosym and MSI during the first year of this Agreement.

         3.4 COMMITTEES OF THE BOARD. The Board will appoint an audit committee consisting of two (2) Board members, one from among the members nominated by Corning and the other from among the members nominated by the MSI Shareholders. The audit committee shall by unanimous vote appoint or remove the Chief Financial Officer of MSI. The initial Chief Financial Officer of MSI will be David B. Hiatt. Corning's nominees to the Board will have the right to participate as a member in any other committee of the Board, e.g. executive or compensation committees.

         3.5 VOTING OF SHARES HELD BY CORNING. Unless a longer period is otherwise agreed upon by Corning, during the term of this Agreement, Corning will vote all of its Shares in accordance with the direction of a majority of the Board on any matter submitted for or requiring a shareholder vote, until any such time as: (a) MSI issues additional Common Stock or stock convertible into Common Stock to parties other than Corning, such that after such issuance the Shares held by Corning and its transferees (direct and indirect) collectively are equal to or less than forty percent (40%) of the total outstanding Common Stock, Preferred Stock and any stock convertible into Common Stock; or (b) MSI issues securities to the public requiring registration pursuant to the Securities Act of 1933 as amended or any successor act (the "1933 Act") in which the gross proceeds to MSI from the sale of such securities equals or exceeds $10 million; or

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(c) August 15, 2000; or (d) any substantial, material, change in the policies and business strategy identified in the Mission Statement incorporated in the Operating Plan described in Section 4.1 below for MSI, which Mission Statement is attached hereto as Exhibit E, unless formally approved by one or more of Corning's nominees to the Board; or (e) upon consummation of any acquisition of MSI or substantially all of its assets by a third party or a merger with a third party pursuant to which (i) MSI is not the surviving corporation and (ii) MSI Shares are exchanged or converted into less than a majority of the surviving corporation shares of capital stock. During the term of this Agreement, the restrictions provided under this Section 3.5 shall apply to direct and indirect transferees of Corning's Shares.

         3.6 ACTIONS REQUITING UNANIMOUS APPROVAL OF DIRECTORS. The unanimous vote of all members of the Board of Directors of MSI present at a duly constituted meeting or by the unanimous written consent of all the members of the Board of Directors shall be required to make any amendment of the Certificate of Incorporation or By-Laws of MSI, which would materially conflict with or be contrary to the provisions of this Shareholders Agreement.

         3.7 RIGHTS FOR ADDITIONAL INVESTMENT. During the term of this Agreement MSI shall, prior to any issuance by MSI of any of its securities (other than debt securities with no equity feature), offer by written notice to each MSI Shareholder and Corning (an "Investor"), the right, for a period of thirty (30) days, to purchase for cash at any amount equal to the price or other consideration for which such securities are to be issued, the number of such securities as is equal to the full number of securities to be offered by MSI multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock held by such Investor as of the date of MSI's notice of offer (treating all outstanding securities that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock as having been so converted, exercised or exchanged) and the denominator of which shall be the aggregate number of Fully Diluted Shares of Common Stock (calculated as of the proposed date of issuance); provided, however, that the preemptive rights of each Investor pursuant to this Section 3.7 shall not apply with respect to (i) an Excluded Issuance; (ii) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by MSI or any of its .Subsidiaries of the stock or assets of another business entity; or (iii) except as otherwise provided m Section 3.8, below, securities issued pursuant to a firm commitment underwritten public offering. MSI's written notice to each Investor shall describe the securities proposed to be issued by MSI and specify the number, price and payment terms. Each Investor may accept MSI's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to MSI prior to the expiration of the aforesaid thirty (30) day period, in which event MSI shall promptly sell and such Investor shall buy, upon the terms specified, the number of securities agreed to be purchased by such Investor. Subsequent to such thirty (30) day period but prior to ninety

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(90) days after the date of its notice of offer to the Investors, MSI shall be free to offer and sell to any third party or parties the number of such securities not agreed by the Investors to be purchased by them, at a price and on payment terms identical to those specified in such notice of offer to the Investors. However, if such third party sale or sales are not consummated within such ninety (90) day period, MSI shall not sell such securities as shall not have been purchased within such period without again complying with this Section 3.7.

         3.8 INITIAL PUBLIC OFFERING. In the event of any firm commitment underwritten initial public offering by MSI, MSI agrees to negotiate in good faith with its underwriter(s) to require as a condition to the public offering that Corning be offered the opportunity to purchase from such underwriter(s), at the public offering price, an allotment of the securities to be issued by MSI in the public offering such that Corning may maintain its pro rata percentage ownership of MSI, calculated as described in Section 3.7, above. If requested by MSI and its underwriter(s), Corning shall not sell or otherwise transfer or dispose of any Common Stock or other securities of MSI held by Corning (other than those included in the registration) during the seven-day period prior to and the 180-day period following the effective date of the registration statement filed under the 1933 Act in connection with MSI's initial public offering; provided that all other holders of MSI Shares (except any holder holding less than 1% of the Fully Diluted Shares of Common Stock calculated at the time of issuance) enter into similar agreements.

         3.9 CORNING INVESTMENT. At all times; Corning's investment in MSI will be treated fairly and with due regard for the fiduciary obligations of the Board to shareholders generally and to Corning specifically and Corning's investment in MSI will be entitled to equal treatment with other holders of Common Stock of MSI on a non-discriminatory basis concerning any voting rights (except as otherwise expressly provided in this Agreement or the Certificate of Incorporation of MSI as of the date hereof), dividends (except for the Convertible Non-Voting Common Stock which does not have the right to receive cash dividends), whether in cash or securities, rights or options granted by MSI to purchase additional shares or any other benefits or distributions provided by MSI to holders of Common Stock by virtue of their status as holders of Common Stock but not including any Excluded Issuance.

                                   ARTICLE 4.
                             OPERATIONAL PROVISIONS

         4.1 OPERATING PLAN. Corning and the MSI senior management have agreed upon the operating plan for MSI (the "Operating Plan") of even date herewith, including without limitation the initial senior officers identified on Exhibit F, and the MSI senior management will recommend to the Board that MSI adopt and operate within the general scope of the Operating Plan, provided that the Operating Plan may be modified, amended


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or updated by MSI senior management with the approval of the Board, as appropriate, as a result of changing market conditions, new opportunities or other valid business reasons.

         4.2 INDEPENDENT ENTERPRISE. MSI shall at all times be conducted as an independent enterprise for the profit of all shareholders and with the objective of becoming a successful public company, except as otherwise may be approved by its Board or shareholders as the case may be in connection with the sale of all or substantially all of assets or stock of MSI (whether by merger or otherwise).

         4.3 ACCOUNTING AND CONTROLS. The parties and Board shall cause the management of MSI to maintain its accounts in accordance with generally accepted accounting principles and specifically to: (a) make and keep books, records and accounts which in reasonable detail accurately reflect the transactions and dispositions of the assets of MSI; and (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with general or specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain the accountability of assets; and (iii) the recorded accountability for the assets can be compared with the existing assets at reasonable intervals and the appropriate action with respect to any differences is taken.

         4.4 FINANCIAL INFORMATION. The management of MSI shall: (a) present to the Board annual capital and operating budgets for approval by the Board; (b) make available to all members of the Board on a regular basis all such information as may be required to permit the Directors to make informed judgments with respect to such budgets and all other items of business coming before them; (c) provide to each Director quarterly financial statements showing profit and loss, cash flow, assets and liabilities and including appropriate analyses and forecasts; (d) prepare annual financial statements in accordance with generally accepted accounting principles and have them audited by independent auditors of recognized standing; (e) allow Corning and the MSI Shareholders, and their duly authorized accountants including outside certified public accountants upon reasonable advance notice at the expense of the party giving notice, to inspect at reasonable times and places the financial books and records of MSI; and (f) provide to Corning's Corporate Accounting Department quarterly financial information reasonably needed by Corning in order for it to report Corning's investment in MSI in accordance with generally accepted accounting principles.

         4.5 INFORMATION FOR THE MEETINGS. The management of MSI shall furnish to Corning and the MSI Shareholders (or to the directors designated by the MSI Shareholders in the case of Board meetings) an agenda and information relating thereto for meetings of shareholders of MSI and regular or special meetings of the Board of MSI


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in advance of such meetings for the effective deliberation at such meetings and if reasonably possible to do so at least seven (7) days in advance of such meetings.

                                   ARTICLE 5.
                     TRANSFERS TO SUCCESSORS AND AFFILIATES

         5.1 TRANSFERS TO SUCCESSORS AND AFFILIATES. Notwithstanding anything to the contrary herein and subject to applicable securities laws and regulations, either Corning or any of the MSI Shareholders may transfer any or all of its Shares to any Affiliate (as such term is defined in Regulation D under the 1933
Act) or to any third party as follows:

                  (a) in the case of transfer to Affiliates or to non-affiliate third parties by MSI Shareholders, such transfers may be made without Corning's consent, except that the consent of Corning (not to be unreasonably withheld) will be required if:

                           (i)      the third party is not an MSI Shareholder or
an Affiliate of an MSI Shareholder; and

                           (ii)     more than twenty-five percent (25%) of the
issued and outstanding Shares (calculated as of the date of transfer) would be held by such third party as a result of transfers (including the contemplated transfer) by MSI Shareholders or their transferees;

                  (b) in the case of transfer to Affiliates or to non-affiliate third parties by Corning, such transfers may be made without the consent of any MSI Shareholder, except that the consent of MSI Shareholders holding 80% of the total Shares held by MSI Shareholders (not to be unreasonably withheld) will be required if:

                           (i)      the third party is not an Affiliate of
Corning; and

                           (ii)     more than ten percent (10%) of the issued
and outstanding Shares (calculated as of the date of transfer) would be held by third parties which are not Affiliates of Corning, MSI Shareholders or Affiliates of MSI Shareholders as a result of transfers (including the contemplated transfer) by Corning or its transferees;

provided however any such transferee including Affiliates shall agree in writing, prior to and as a condition of such transfer to be bound by the provisions of this Agreement to the same extent as the transferring party. Any such transferee of the MSI Shareholders shall have the rights and obligations of the MSI Shareholders under this Agreement and any such transferee of Corning shall have the rights and obligations of Corning under this Agreement provided such obligations and rights will be shared in the event of a transfer of less than all the Corning Shares.

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                                   ARTICLE 6.
                              ADDITIONAL AGREEMENTS

         Except for the transactions contemplated or described by this Agreement or the Merger Agreement, any services, agreements, contractual obligations or other arrangements material to MSI and not in the ordinary course of business such as software licensing or computer equipment sales or leases, between the MSI Shareholders and Corning or any of their respective Affiliates on the one hand, and MSI on the other, shall be in the form of a written agreement on terms no less favorable to MSI than MSI would obtain in a transaction with an unrelated party unless otherwise approved by a majority of the disinterested members of the Board.

                                   ARTICLE 7.
                                  FORCE MAJEURE

         7.1 EFFECT OF FORCE MAJEURE. If performance of this Agreement or of any obligation hereunder, except the payment of money, is prevented, restricted or interfered with by reason of force majeure, any party so affected, upon giving prompt written notice to the other parties, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, that the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         7.2 DEFINITION. Force majeure shall be understood to mean and include damage or delay caused by acts of God, acts or regulations or decrees of any government (de facto or de jure), natural phenomena such as earthquakes and floods, fires, riots, war, shipwrecks, strikes, freight embargoes, lockouts, or other causes, whether similar or dissimilar to those enumerated above, beyond the reasonable control of the Parties, which prevent the total or partial carrying out of any obligation, except the payment of money, under this Agreement.

         7.3 NOTIFICATION. In the event a case of force majeure shall prevent the total or partial execution of a party's obligations under this Agreement, the party claiming force majeure shall inform the other Parties in writing within fifteen (15) days after the occurrence of such case, stating the beginning and, if possible, the ending times of such case of force majeure and describing the circumstances thereof.

                                   ARTICLE 8.
                           ARBITRATION; APPLICABLE LAW

         8.1 ARBITRATION. The parties expect to resolve amicably all issues, breaches or disputes under this Agreement. However, in the event that the same are not resolved amicably they shah be finally settled by arbitration held in the United States of America

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and conducted in accordance with the Rules of the American Arbitration
Association. The arbitration panel shall consist of three (3) arbitrators appointed in accordance with such Rules. The arbitration will be conducted in the English language and in Chicago, Illinois. The award made in such arbitration shall be final and conclusive upon the parties. Application may be made to any court having jurisdiction for an order of enforcement of such award.

         8.2 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America without regard to conflicts of law principles that would require a different result.

                                   ARTICLE 9.
                                     NOTICES

         9.1 NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be given in writing in the English language and forwarded, charges prepaid, by registered airmail, or by telex confirmed by registered airmail or facsimile (fax) confirmed by registered airmail, and addressed as follows (or as hereafter specified by notice from the party being addressed):

If to Corning:                      Corning Incorporated
                                    One Riverfront Plaza
                                    Corning, NY 1483 1

                                    Attn: Secretary

                                    cc: General Counsel

If to MSI:                          Molecular Simulations, Inc.
                                    16 New England Executive Park
                                    Burlington, MA

                                    Attn: President

                                    cc: General Counsel

If to MSI                           To the respective addresses set forth
Shareholders:                       on Exhibit A hereto.

All notices given hereunder shall be deemed given, in the case of notice by registered mail only, as of the fourth (4th) day following posting, and, in the case of notice by telex or facsimile confirmed by registered mail, as of the day following the day the telex or facsimile is dispatched.



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                                   ARTICLE 10.
                                      TERM

         10.1 TERM. Except as provided in Section 10.2, this Agreement shall be effective as of the date hereof and remain in full force and effect until the earliest occurrence of any event under 3.5 (a-e). Any provision of this Agreement which constitutes an agreement governed by Section 218(c) of the Delaware General Corporation Law (or any statutory provision which is a successor thereto) shall be effective for the period described above; provided that the parties may extend the duration of such period, as they may then agree in writing.

         10.2 DEFAULT. In the event that Corning on the one hand, or MSI Shareholders on the other shall default in its or their obligations hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by notice from the other party (it being understood that no default by any one MSI Shareholder shall be construed as a default by the MSI Shareholders hereunder unless such default, together with the default of other MSI Shareholders, if any, results in a material adverse effect on Corning's rights under this Agreement, nor shall a default by Corning be construed as a default hereunder unless such default results in a material adverse effect on the MSI Shareholders' rights under this Agreement); (a) the parties shall have such rights and remedies as are effective under applicable law; and (b) the non-defaulting party may (but is not required to) immediately terminate this Agreement. Termination pursuant to, or for reasons set forth at this Section 10.2 by the non-defaulting party shall serve to extinguish all provisions of this Agreement.

         10.3 REMEDY FOR DEFAULT. Upon a breach or threatened breach of the terms or conditions of this Agreement, the other Parties hereto shall, in addition to all other remedies, each be entitled to seek injunctive relief, and/or a decree for specific performance in accordance with the provisions of this Agreement.

                                   ARTICLE 11.
                                   ASSIGNMENT

         11.1 ASSIGNMENT ON WRITTEN CONSENT. This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors and assigns. This Agreement may not be assigned in whole or in part by any party except as provided herein.

         11.2 ASSIGNMENT TO SUBSIDIARY. Subject to the provisions of Section 5.1 above, Corning and the MSI Shareholders reserve the right to assign in whole or in part their respective rights and obligations hereunder to any Subsidiary. The exercise by such an assignor of such right to assign shall not alter such assignee's obligations hereunder. In the event Corning or any of the MSI Shareholders assigns its rights and obligations hereunder to a Subsidiary, then such assignor shall guarantee the performance by said Subsidiary of the rights and obligations assigned hereunder.

                                   ARTICLE 12.
                                  MISCELLANEOUS

         12.1 ENTIRE AGREEMENT. This Agreement and its Exhibits, the Merger Agreement and the agreements described therein, constitute the entire agreement, between Corning, MSI and the MSI Shareholders with respect to the subject matter hereof, and supersede all previous negotiations, commitments and writings.

         12.2 AMENDMENT OR MODIFICATION. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instances and either retroactively or prospectively), only with the written consent of Corning, MSI and the holders of eighty percent (80%) of the Shares then held by the MSI Shareholders. Any amendment or waiver effected in accordance with this Section 12.2 will be binding upon each MSI Shareholder and Corning, each transferee of an MSI Shareholder or Corning and MSI.

         12.3 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         12.4 NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12.5 HEADINGS. Article and section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         12.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS


                                       By:____________________________________

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS


                                       By:____________________________________

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       ABS Ventures II Limited Partnership


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       Brown Technology Associates Limited
                                       Partnership


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       American Consulting Corporation


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       CH Partners IV


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       CH Investment Partners


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS

                                       D.E. SHAW INVESTMENT GROUP, L.P.

                                       By:  D.E. Shaw & Co., L.P.
                                       Its General Partner

                                       By:  D.E. Shaw & Co., L.P.
                                       Its General Partner


                                       By:____________________________________
                                          David E. Shaw, President

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       Mayfield VI


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       Mayfield Associates


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       Morgan Stanley Venture Capital Fund, L.P.


                                       By:____________________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them as of the date first above written.

                                       CORNING INCORPORATED


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC.


                                       By:____________________________________

                                       MOLECULAR SIMULATIONS INC. SHAREHOLDERS
                                       SIF Limited Partnership


                                       By:____________________________________

                       EXHIBIT A TO SHAREHOLDERS AGREEMENT

                                MSI SHAREHOLDERS


ABS Ventures II Limited Partnership
Brown Technology Associates Limited Partnership
10 No. Calvert Street
Suite 735
Baltimore, MD 21202
Attn: Bruns Grayson

American Consulting Corporation
c/o Affinity Publishing
144 No. Robertson Boulevard
Suite 201
Los Angeles, CA 90048
Attn: Peter Engel

CH Partners IV
CH Investment Partners
c/o Cable & Howse Ventures
777 108th
Avenue N.E.
Suite 2300
Bellevue, WA 98004
Attn: Tom Cable

D.E. Shaw Investment Group, L.P.
120 W. 45th Street
39th Floor, Tower 45
New York, NY 10036
Attn: Ben Appen

Mayfield VI
Mayfield Associates
c/o Mayfield Fund
2800 Sand Hill Road
Menlo Park, CA 94025
Attn: Wendell G. Van Auken

Morgan Stanley Venture Capital Fund, L.P.
SIF Limited Partnership
c/o Morgan Stanley Venture Partners
1221 Avenue of the Americas
33rd Floor
New York, NY 10020
Attn: Guy de Chazal

                                    EXHIBIT B


OPTION PLAN:

         The option plan for directors, employees or consultants of MSI will consist of (a) MSI's existing option plan pursuant to which 1,349,846 shares are issuable under outstanding options and 77,325 shares are available for option grants and (b) options for an additional 2,000,000 shares of Common Stock of MSI, which options shall be awarded to participants selected by the Board to purchase Common Stock at such price as the Board may in the future determine. This stock option plan shall be the only stock option plan under which MSI grants such options to directors, employees or consultants for a period of three
(3) years from the date of this Shareholders Agreement. The number of shares of Common Stock issuable under this stock option plan shall be adjusted appropriately for any stock splits, dividends or combinations with respect to MSI's Common Stock.

FULLY DILUTED SHARES OF COMMON STOCK AS OF THE DATE HEREOF:

Shares of Common Stock Outstanding                                       9,330,893
Shares of Common Stock Issuable Upon Conversion of Preferred Stock       2,222,223
Shares of Common Stock Issuable Upon Conversion of Convertible
  Non-Voting Common Stock                                                1,467,825
Shares of Common Stock Subject to Outstanding Options                    1,349,846
Shares of Common Stock Subject to Outstanding Warrants                      40,654
                                                                        ----------
         Total                                                          14,411,441
                                                                        ----------

                                                   EXHIBIT C TO
                                              SHAREHOLDERS AGREEMENT

                                                                              NON-VOTING        WARRANTS &       STOCK, WARRANTS &
SHAREHOLDER                                COMMON STOCK    PREFERRED STOCK    COMMON STOCK     ISSUES OPTIONS      ISSUED OPTIONS
-----------                                ------------    ---------------    ------------     --------------    -----------------
Morgan Stanley(1)                               172,632                                                               172,632
ABS Ventures(2)                                 368,178                                                               368,178
Cable & Howse(3)                                412,599                                                               412,599
American Consulting Corp.                       105,478                                                               105,478
Mayfield(4)                                     450,097                                                               450,097
D.E. Shaw lnvst Group, L.P.                     186,278       2,222,223                                             2,408,501
Corning                                       5,776,558                        1,467,825                            7,244,383
                                           ------------    ------------       ----------        --------------     ----------
TOTALS                                        7,471,820       2,222,223                                            11,161,868

(1) Shareholders of record are Morgan Stanley Venture Capital Fund, L.P. and SIF Limited Partnership

(2) Shareholders of record are ABS Ventures II Limited Partnership and Brown Technology Associates Limited Partnership

(3)      Shareholders of record are CH Partners IV and CH Investment Partners

(4)      Shareholders of record are Mayfield VI and Mayfield Associates

                                    EXHIBIT D

                 CERTIFICATE OF INCORPORATION AND BY-LAWS OF MSI